Exhibit 99.1

                                  CONFIDENTIAL
                    PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT
               (Subscribers Resident Outside of the United States)


TO: Yellow Hill Energy Inc. (the "Company")
    350 - 409 Granville Street
    Vancouver, B.C.
    Canada  V6C 1T2

                               Purchase of Shares

1. SUBSCRIPTION

1.1 The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase from the Company, on the basis of the representations and warranties and subject to the terms and conditions set forth herein, ________________ common shares in the capital of the Company (the "Shares") at the price of US$0.003 per Share (such subscription and agreement to purchase being the "Subscription") for the total purchase price of $______________ (the "Subscription Proceeds").

1.2 Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company. The Subscriber acknowledges that the offering of the Shares contemplated hereby is part of an offering of Shares having an aggregate subscription level of US$ (the "Offering"). The Offering is not subject to any minimum aggregate subscription level.

2. PAYMENT

2.1 The Subscription Proceeds must accompany this Subscription and shall be paid by certified cheque or bank draft drawn on a major United States or Canadian chartered bank, and made payable and delivered to the Company. Alternatively, the Subscription Proceeds may be wired to the Company or its lawyers pursuant to wiring instructions that will be provided to the Subscriber upon request. If the funds are wired to the Company's lawyers, those lawyers are authorized to immediately deliver the funds to the Company.

2.2 The Subscriber acknowledges and agrees that this Agreement, the Subscription Proceeds and any other documents delivered in connection herewith will be held on behalf of the Company. In the event that this Agreement is not accepted by the Company for whatever reason, which the Company expressly reserves the right to do, within 30 days of the delivery of an executed Agreement by the Subscriber, this Agreement, the Subscription Proceeds (without interest thereon) and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Agreement.

2.3 Where the Subscription Proceeds are paid to the Company, the Company is entitled to treat such Subscription Proceeds as an interest free loan to the Company until such time as the Subscription is accepted and the certificates representing the Shares have been issued to the Subscriber.

3. DOCUMENTS REQUIRED FROM SUBSCRIBER

3.1 The Subscriber must complete, sign and return to the Company an executed copy of this Agreement.

3.2 The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, and applicable law.
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                                       2


4. CLOSING

4.1 Closing of the Offering (the "Closing") shall occur on or before , 2007, or on such other date as may be determined by the Company (the "Closing Date").

4.2 The Company may, at its discretion, elect to close the Offering in one or more closings, in which event the Company may agree with one or more subscribers (including the Subscriber hereunder) to complete delivery of the Shares to such subscriber(s) against payment therefor at any time on or prior to the Closing Date.

5. ACKNOWLEDGEMENTS OF SUBSCRIBER

5.1 The Subscriber acknowledges and agrees that:

     (a) the Shares may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case in accordance with applicable state and provincial securities laws;

     (b) the decision to execute this Agreement and acquire the Shares is based entirely upon a review of information (the receipt of which is hereby acknowledged) which has been filed by the Company with the Securities and Exchange Commission (the "SEC");

     (c) neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

     (d)  there is no government or other insurance covering any of the Shares;

     (e)  there are risks associated with an investment in the Shares;

     (f) the Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Shares through a person registered to sell securities under the SECURITIES ACT (British Columbia) (the "B.C. Act") and, as a consequence of acquiring the Shares pursuant to this exemption, certain protections, rights and remedies provided by the B.C. Act, including statutory rights of rescission or damages, will not be available to the Subscriber;

     (g) the Subscriber has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Subscriber may sell or otherwise dispose of the Shares pursuant to registration thereof under the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

     (h) the Subscriber and the Subscriber's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Shares hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

     (i) the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Shares hereunder have been made available for inspection by the Subscriber, the Subscriber's lawyer and/or advisor(s);

     (j) the Subscriber will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

     (k) the Shares are not listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Shares will become listed on any stock exchange or automated dealer quotation system;

     (l) there are additional restrictions on the Subscriber's ability to resell the Shares under the B.C. Act and Multilateral Instrument 45-102 adopted by the British Columbia Securities Commission;

     (m) the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with applicable state and provincial securities laws;

     (n) the Subscriber has been advised to consult the Subscriber's own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

          (i) any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Shares hereunder, and

          (ii) applicable resale restrictions; and

     (o) this Agreement is not enforceable by the Subscriber unless it has been accepted by the Company, and the Subscriber acknowledges and agrees that the Company reserves the right to reject any subscription for any reason.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER

6.1 The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

     (a) the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Subscriber;

     (b) the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;
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                                       4


     (c) the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;

     (d)  the Subscriber is (CHECK ONE OR MORE OF THE FOLLOWING BOXES):

          (A)  a director, executive officer or control person of the        [ ]
               Company or an affiliate of the Company

          (B)  a spouse, parent, grandparent, brother, sister or child       [ ]
               of a director, executive officer or control person of the Company or an affiliate of the Company

          (C)  a parent, grandparent, brother, sister or child of the        [ ]
               spouse of a director, executive officer or control person of the Company or an affiliate of the Company

          (D)  a close personal friend of a director, executive officer      [ ]
               or control person of the Company or an affiliate of the Company

          (E)  a close business associate of a director, executive           [ ]
               officer or control person of the Company or an affiliate of the Company

          (F)  a founder of the Company or a spouse, parent,                 [ ]
               grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company

          (G)  a parent, grandparent, brother, sister or child of the        [ ]
               spouse of a founder of the Company

          (H)  a company, partnership or other entity which a majority       [ ]
               of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies as described in paragraphs (A) to (G) above

          (I)  purchasing as principal Shares with an aggregate value of     [ ]
               more than CDN$150,000

          (J)  an accredited investor                                        [ ]

     (e) if the Subscriber has checked one or more of boxes B, C, D, E, F, G or H in paragraph 6.1(d) above, the director(s), executive officer(s), control person(s) or founder(s) of the Company with whom the Subscriber has the relationship is:

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          (Instructions to Subscriber: fill in the name of each director, executive officer, founder and control person which you have the above-mentioned relationship with. If you have checked box H, also indicate which of A to G describes the securityholders or directors which qualify you as box H and provide the names of those individuals. Please attach a separate page if necessary).

     (f) If the Subscriber has ticked box J in paragraph 6.1(d) above, the Subscriber acknowledges and agrees that the Company shall not consider the Subscriber's Subscription for acceptance unless the undersigned provides to the Company, along with an executed copy of this
          Agreement:

          (i) a fully completed and executed Accredited Investor Questionnaire in the form attached as Exhibit 1 hereto; and

          (ii) such other supporting documentation that the Company or its legal counsel may request to establish the Subscriber's qualification as an Accredited Investor;

     (g) the Subscriber is resident in the jurisdiction set out under the heading "Name and Address of Subscriber" on the signature page of this Agreement;

     (h) the sale of the Shares to the Subscriber as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Subscriber;

     (i) the Subscriber is acquiring the Shares for investment only and not with a view to resale or distribution;

     (j) the Subscriber is acquiring the Shares as principal for the Subscriber's own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares;

     (k) the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

     (l) the Subscriber (i) is able to fend for him/her/itself in the Subscription; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

     (m) the Subscriber acknowledges that the Subscriber has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Shares; provided, however, that the Subscriber may sell or otherwise dispose of the Shares pursuant to registration of the Shares pursuant to the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein;

     (n) the Subscriber understands and agrees that the Shares may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

     (o) the Subscriber understands and agrees that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

     (p) the Subscriber is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

     (q) no person has made to the Subscriber any written or oral representations:

          (i)  that any person will resell or repurchase any of the Shares;

          (ii) that any person will refund the purchase price of any of the Shares;

          (iii) as to the future price or value of any of the Shares; or

          (iv) that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of the Company on any stock exchange or automated dealer quotation system.

7. ACKNOWLEDGEMENT AND WAIVER

7.1 The Subscriber has acknowledged that the decision to purchase the Shares was solely made on the basis of available information provided to the Subscriber. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of the Shares.

8. REPRESENTATIONS AND WARRANTIES WILL BE RELIED UPON BY THE COMPANY

8.1 The Subscriber acknowledges that the representations and warranties contained herein and, if applicable, in an Accredited Investor Questionnaire, are made by the undersigned with the intention that they may be relied upon by the Company and its legal counsel in determining the undersigned's eligibility to acquire the Shares under relevant Legislation. The undersigned further agrees that by accepting delivery of the Shares, the undersigned will be representing and warranting that the foregoing representations and warranties are true and correct as at the time of delivery of such Shares with the same force and effect as if they had been made by the undersigned at such time, and that they shall survive the completion of the transactions contemplated under this Subscription and remain in full force and effect thereafter for the benefit of the Company for a period of one year.

8.2 The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

9. GOVERNING LAW

9.1 This Agreement is governed by the laws of the Province of British Columbia. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

10. SURVIVAL

10.1 This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber pursuant hereto.

11. ASSIGNMENT

11.1 This Agreement is not transferable or assignable.

12. SEVERABILITY

12.1 The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

13. ENTIRE AGREEMENT

13.1 Except as
expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

14. NOTICES

14.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on the signature page of this Agreement and notices to the Company shall be directed to it at Yellow Hill Energy Inc., 350 - 409 Granville Street, Vancouver, B.C., Canada V6C 1T2, Attention: Craig Lindssay, President.

15. COUNTERPARTS AND ELECTRONIC MEANS

15.1 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

IN WITNESS WHEREOF the Subscriber has duly executed this Agreement as of the date of acceptance by the Company.


                            ----------------------------------------------------
                            (Name of Subscriber - Please type or print)


                            ----------------------------------------------------
                            (Signature and, if applicable, Office)


                            ----------------------------------------------------
                            (Address of Subscriber)


                            ----------------------------------------------------
                            (City, State or Province, Postal Code of Subscriber)


                            ----------------------------------------------------
                            (Country of Subscriber)
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                                       8



                               A C C E P T A N C E


The above-mentioned Agreement in respect of the Shares is hereby accepted by Yellow Hill Energy Inc.


DATED at ______________________________, the _____ day of ____________, 2007.


YELLOW HILL ENERGY INC.


Per:
    --------------------------------------------
    Authorized Signatory

                                    EXHIBIT 1

                   NI 45-106 ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Subscription.

The purpose of this Questionnaire is to assure the Company that each Subscriber will meet certain requirements of National Instrument 45-106 ("NI 45-106"). The Company will rely on the information contained in this Questionnaire for the purposes of such determination.

The Subscriber covenants, represents and warrants to the Company that:

     1. the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions detailed in the Subscription and the Subscriber is able to bear the economic risk of loss arising from such transactions;

     2. the Subscriber satisfies one or more of the categories of "accredited investor" (as that term is defined in NI 45-106) indicated below (please check the appropriate box):

          [ ] (a) a Canadian financial institution as defined in National Instrument 14-101, or an authorized foreign bank listed in
               Schedule III of the BANK ACT (Canada);

          [ ] (b) the Business Development Bank of Canada incorporated under the BUSINESS DEVELOPMENT BANK ACT (Canada);

          [ ] (c) a subsidiary of any person referred to in any of the foregoing categories, if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

          [ ] (d) an individual registered or formerly registered under securities legislation in a jurisdiction of Canada, as a representative of a person or company registered under securities legislation in a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the SECURITIES ACT (Ontario) or the SECURITIES ACT (Newfoundland);

          [ ] (e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

          [ ] (f) the government of Canada or a province, or any crown corporation or agency of the government of Canada or a province;

          [ ] (g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scholaire de l'ile de Montreal or an intermunicipal management board in Quebec;

          [ ] (h) a national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency thereof;

          [ ] (i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

          [ ] (j) an individual who either alone or with a spouse beneficially owns, directly or indirectly, financial assets (as defined in NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN$1,000,000;

          [ ] (k) an individual whose net income before taxes exceeded CDN$200,000 in each of the two more recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

          [ ] (l) an individual who, either alone or with a spouse, has net assets of at least CDN $5,000,000;

          [ ] (m) a person, other than a person or investment fund, that had net assets of at least CDN$5,000,000 as reflected on its most recently prepared financial statements;

          [ ] (n) an investment fund that distributes it securities only to persons that are accredited investors at the time of distribution, a person that acquires or acquired a minimum of CDN$150,000 of value in securities, or a person that acquires or acquired securities under Sections 2.18 or 2.19 of NI 45-106;

          [ ] (o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt;

          [ ] (p) a trust company or trust corporation registered or authorized to carry on business under the TRUST AND LOAN COMPANIES ACT (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

          [ ] (q) a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

          [ ] (r) a registered charity under the INCOME TAX ACT (Canada) that, in regard to the trade, has obtained advice from an eligibility advisor or an advisor registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

          [ ] (s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to
               (d) or paragraph (i) in form and function;

          [ ] (t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law are persons or companies that are accredited investors.

          [ ] (u) an investment funds that is advised by a person registered as an advisor or a person that is exempt from registration as an advisor; or

          [ ] (v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia after this instrument comes into force;

The Subscriber acknowledges and agrees that the Subscriber may be required by the Company to provide such additional documentation as may be reasonably required by the Company and its legal counsel in determining the Subscriber's eligibility to acquire the Shares under relevant Legislation.

     IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ____ day of __________________, 2007.



--------------------------------------    --------------------------------------
If an Individual:                         If a Corporation, Partnership or
                                          Other Entity:


--------------------------------------    --------------------------------------
Signature                                 Print or Type Name of Entity



--------------------------------------    --------------------------------------
Print or Type Name                        Signature of Authorized Signatory



                                          --------------------------------------
                                          Type of Entity